CNL Strategic Residential Credit, Inc. 10-12G

Exhibit 10.2

Execution Version

CNL RESIDENTIAL CREDIT MANAGER, LLC

and

BALBEC CAPITAL MANAGEMENT, L.P.

  Sub-ADVISORY AGREEMENT

-i-

SUB-ADVISORY AGREEMENT

THIS SUB-ADVISORY AGREEMENT (this “Agreement”), dated as of March 10, 2025 (the “Effective Date”), is by and between CNL Residential Credit Manager, LLC, a Delaware limited liability company (the “Advisor”) and Balbec Capital Management, L.P., a Delaware limited partnership (the “Sub-Advisor”), and solely for the purpose of its rights and obligations hereunder, CNL Strategic Residential Credit, Inc., a Maryland corporation (the “Company”). Capitalized terms used herein shall have the meanings ascribed to them in Section 1 below.

W I T N E S S E T H:

WHEREAS, the Advisor entered into an Advisory Agreement with the Company, dated as of March 10, 2025, to provide various advisory services for the Company pursuant to the terms of said agreement (and together with any amendments thereto and/or any successor agreement, the “Advisory Agreement”); and

WHEREAS, the Advisory Agreement permits the Advisor, subject to the supervision and direction of the Company’s Board of Directors (the “Board”), to obtain the services of a sub-advisor to assist the Advisor in fulfilling its duties thereunder; and

WHEREAS, the Advisor wishes to retain the Sub-Advisor to assist it in fulfilling certain of its obligations under the Advisory Agreement, and the Sub-Advisor is willing to undertake to render such services subject to the terms and conditions hereinafter set forth; and

WHEREAS, the Advisor and the Sub-Advisor have agreed upon compensation for the services to be provided pursuant to this Agreement, and specifically remuneration for the performance of consulting from time to time relative to matters which arise in connection with the Advisory Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.             DEFINITIONS. As used in this Agreement, the following terms have the definitions hereinafter indicated:

“Advisor” shall have the meaning set forth in the preamble of this Agreement.

“Advisory Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Affiliate” or “Affiliated” shall mean, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person, including any partnership in which such Person is a general partner; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Balbec” shall mean Balbec Capital LP.

“Balbec Brand” shall have the meaning set forth in Section 12(b) of this Agreement.

“Board” shall have the meaning set forth in the recitals of this Agreement.

“Business Day” shall mean any day upon which banking institutions are required or permitted to be open for the transaction of business in New York City.

“Bylaws” shall mean the bylaws of the Company, as amended from time to time.

“Cause” shall mean, if the termination or non-renewal of this Agreement is the result of, (a) a member of the senior management team of the Sub-Advisor has been convicted in a final, non-appealable determination by a court of competent jurisdiction or a government body or entered a plea of guilt or nolo contendere of any felony or a material violation of any federal or state securities laws, (b) willful breach of fiduciary duty by the Sub-Advisor as determined by a final, non-appealable decision by a court of competent jurisdiction, (c) a material breach of the this Agreement which breach is not cured within ninety (90) days of written notice given to the Sub-Advisor specifying in reasonable detail the nature of the alleged breach, or (d) an assignment of this Agreement (or deemed assignment under the Investment Advisers Act) by the Sub-Advisor occurs and a majority of the Independent Directors of the Company does not consent to the assignment.

“Change of Control” shall mean any event (including, without limitation, issue, transfer or other disposition of shares of capital stock of the Company, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing greater than 50% or more of the combined voting power of Company’s then outstanding securities; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of the Shares.

“CEA” shall mean the U.S. Commodities Exchange Act, as amended.

“Charter” shall mean the Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law, as amended from time to time.

“CNL” shall mean CNL Financial Group, LLC.

“CNL Brand” shall have the meaning set forth in Section 12(c) of this Agreement.

“Code” shall have the meaning set forth in the Advisory Agreement.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Director” shall mean a member of the Board.

“Effective Date” shall have the meaning set forth in the preamble of this Agreement.

“Expense Support Agreement” shall have the meaning set forth in Section 9(a) of this Agreement.

“Independent Director” shall have the meaning set forth in the Charter.

“Investment Advisers Act” shall mean the Investment Advisers Act of 1940, as amended.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder.

“Investment Guidelines” shall mean the investment guidelines developed by the Advisor and Sub-Advisor and adopted by the Board, as amended from time to time, pursuant to which the Advisor (and, in accordance with this Agreement, the Sub-Advisor) has discretion to acquire and dispose of Investments for the Company, without the prior approval of the Board.

“Investments” shall mean any investments by the Company, directly or indirectly, in U.S. performing and re-performing whole loan mortgages, mortgage servicing rights, residential mortgage-backed securities or other assets.

“Joint Ventures” shall mean those joint venture or partnership arrangements in which the Company or any of its subsidiaries is a co-venturer or partner established to acquire or hold assets of the Company.

“Licensee” shall have the meaning set forth in Section 12(e).

“Management Fee” shall have the meaning set forth in Advisory Agreement.

“Master Servicing Fee” shall mean the fee paid by the Company or at the Investment level to PRPA, an affiliate of the Sub-Advisor, in connection with certain services PRPA provides to the Company’s mortgage assets related to (a) pre-acquisition due diligence and transaction management, (b) post-acquisition monitoring including the day-to-day supervision of unaffiliated mortgage servicers and the monitoring the performance of each loan, (c) the coordination of loan modification and other loss mitigation efforts, and (d) the management and disposition of foreclosed properties and certain loan dispositions.

“Offering Memorandum” shall mean the confidential private offering memorandum of the Company as such offering memorandum may be amended or supplemented from time to time.

“Organization and Offering Expenses” shall mean any and all costs and expenses incurred by the Company in connection with the formation of the Company, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions, costs related to investor and broker-dealer sales meetings, expenses for printing, engraving, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including design and website expenses and the costs related to investor and broker-dealer sales meetings), reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, expense reimbursements for actual costs incurred by employees of a dealer manager in the performance of wholesaling activities, charges of transfer agents, registrars, trustees (including the Board), subscription processing, escrow holders, depositories and experts, and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

“Origination Fees” shall mean loan origination fees, extension fees, exit fees, prepayment fees and loan assumption fees paid by borrowers in connection with the origination of each new loan by the Company.

“Other Balbec Accounts” shall mean investment funds, partnerships, joint ventures, REITs, vehicles, accounts, products and/or other similar arrangements sponsored, advised and/or managed by Balbec or its Affiliates, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, over-flow funds, co-investment vehicles and other entities formed in connection with Balbec or its Affiliates side-by-side or additional general partner investments with respect thereto).

“Other CNL Accounts” shall mean investment funds, REITs, vehicles, accounts, products and/or other similar arrangements sponsored, advised and/or managed by CNL or its Affiliates, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, over-flow funds, co-investment vehicles and other entities formed in connection with CNL or its Affiliates side-by-side or additional general partner investments with respect thereto).

“Party” shall mean the Company, the Advisor or the Sub-Advisor as the context requires.

“Person” shall mean any natural person or any partnership, corporation, trust, limited liability company or other legal entity.

“PRPA” shall mean PRP Advisors, LLC.

“REIT” shall mean a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both as defined pursuant to Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“Restricted Person” shall have the meaning set forth in Section 21 of this Agreement.

“Services” shall have the meaning set forth in Section 8(c) of this Agreement.

“Shares” shall mean shares of stock of the Company of any class or series.

“Stockholders” shall have the meaning set forth in the Advisory Agreement.

“Sub-Advisor” shall have the meaning set forth in the preamble of this Agreement.

“Sub-Advisor Persons” shall have the meaning set forth in Section 21 of this Agreement.

“Termination Date” shall mean the date of termination of this Agreement or expiration of this Agreement in the event this Agreement is not renewed for an additional term.

“Total Return Incentive Fee” shall have the meaning set forth in the Advisory Agreement.

“Valuation Guidelines” shall have the meaning set forth in the Advisory Agreement.

2.             APPOINTMENT. The Advisor hereby retains the Sub-Advisor to assist the Advisor in managing the investment and reinvestment of the assets of the Company, including overseeing the day-to-day management of the Company’s Investments, subject to the supervision of the Advisor and the Board, upon the terms set forth herein, and the Sub-Advisor hereby accepts such appointment. Except as otherwise provided in this Agreement, the Sub-Advisor hereby agrees to use its commercially reasonable efforts to perform the duties set forth herein.

3.             DUTIES OF THE SUB-ADVISOR. Subject to the oversight of the Advisor and the terms and conditions of this Agreement and consistent with the provisions of the Offering Memorandum, the Investment Guidelines, the Charter and Bylaws, the Sub-Advisor will be responsible for implementing the investment strategy of the Company. The Sub-Advisor will perform (or cause to be performed through one or more of its Affiliates or third parties) such services and activities relating to the selection of investments and rendering investment advice to the Company as may be appropriate or otherwise mutually agreed from time to time (but subject in all cases to the terms and conditions of the Advisory Agreement), which shall include the following, each subject to the oversight of the Advisor:

(a)           on behalf of the Advisor, investigate, select, engage such persons as the Sub-Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, correspondents, lenders, technical advisers, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, securities investment advisors, mortgagors, mortgage servicing companies, any and all agents for any of the foregoing, or other persons (including Affiliates of the Sub-Advisor) acting in any capacity deemed by the Sub-Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company with any of the foregoing;

(b)           subject to the Investment Guidelines, exercise investment discretion with respect to the origination, acquisition, and disposition of Investments or arranging for any issuance of mortgage-backed securities from pools of mortgage loans or mortgage-backed securities owned by the Company or any its subsidiaries consistent with the business objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company;

(c)           subject to the provisions of Section 4 hereof, on behalf of the Company, identify potential opportunities for investments consistent with the Company’s investment objectives and policies, including but not limited to: (i) locate, analyze, perform due diligence on and select potential Investments; (ii) structure and negotiate the terms and conditions of transactions pursuant to which originations, acquisitions and dispositions of Investments will be made; (iii) arrange for financing and refinancing and make other changes in the Investments or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with originations, acquisitions or securitizations of Investments; (iv) coordinate and manage operations of any co-investment interests held by the Company and conducting matters with co-investment partners; and (v) determine the composition of the Investments, the nature and timing of the changes therein and the manner of implementing such changes;

(d)           monitor and manage the Investments whether such Investments are held directly or indirectly, including, but not limited to, with respect to mortgage loans, mortgage-related securities, real estate, real estate securities and other real estate-related assets;

(e)           upon reasonable request by the Board or the Advisor, provide the Company and/or the Advisor with periodic reports regarding prospective business opportunities;

(f)            upon reasonable request by the Board or the Advisor, make reports to the Board regarding the Sub-Advisor’s performance of services to the Advisor and the Company under the terms of this Agreement;

(g)           oversee all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) involving the Investments that Sub-Advisor deems reasonably likely to have a material impact on the Company;

(h)           support the Company’s capital raising efforts, including without limitation, to be reasonably available to support any placement agent’s or dealer manager’s marketing, syndicate building and placement process, it being understood that such placement agent or dealer manager will lead all day-to-day capital raising efforts;

(i)            provide reasonable sales and due diligence support as reasonably requested by the placement agent or dealer manager, as applicable, including, as reasonably requested, onsite sales education for wholesalers at their location or field visits with wholesalers, key broker-dealer or registered investment advisor accounts;

(j)            participate in the fair valuation process for Investments pursuant to the Valuation Guidelines, including making supportable recommendations of fair values to the Advisor for all investments for which publicly observable prices are not available;

(k)           provide such assistance as reasonably requested by the Company in calculating the fair value of the portfolio, as of the last Business Day of each month, used in the NAV per Share for each Share class in accordance with the Valuation Guidelines;

(l)            participate in the review of draft financial statements and registration statements prepared by the administrator to ensure that the information presented regarding the Sub-Advisor or its Affiliates and the Company’s underlying Investments are accurate and not misleading;

(m)         upon reasonable request of the Advisor, participate in presentations to (i) managing dealer or placement agent wholesaling personnel; (ii) broker-dealer and registered investment adviser and other distribution intermediaries road shows; (iii) educational forums; (iv) due diligence review programs conducted by third-party evaluators and due diligence officers of broker-dealers; and (v) other marketing events and forums to facilitate the Company’s fund raising efforts; and

(n)           perform such other services as may be required from time to time and mutually agreed to by the parties hereto relating to the management of the Company’s Investments.

The investment process is a collaborative effort between the Advisor and Sub-Advisor, with respect to which the Advisor will monitor the Sub-Advisor and provide input to the Board on the Investment Guidelines and the Sub-Advisor will exercise investment discretion to determine the Investments that the Company will originate, acquire and dispose of. In addition, certain joint investments or co-investments by the Company with the Sub-Advisor or its Affiliates will require the prior approval of the Board, including a majority of the Independent Directors, to the extent set forth in the Investment Guidelines and required under Section 8(d) below. All investment decisions and approvals shall comply in all respects with the Advisor’s and Sub-Advisor’s investment approval policies.

4.             AUTHORITY OF SUB-ADVISOR

(a)           To facilitate the Sub-Advisor’s performance of its responsibilities as set forth herein, but subject to the restrictions contained herein and the obligation of the Advisor to provide general oversight over the Sub-Advisor, the Advisor hereby delegates to the Sub-Advisor, and the Sub-Advisor hereby accepts, the power and authority to act on behalf of the Company to effectuate investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s Investments and the placing of orders for other purchase or sale transactions on behalf of the Company. The Advisor, on behalf of the Company, but subject to the restrictions contained herein, also grants to the Sub-Advisor power and authority to engage in all activities (and anything incidental thereto) that the Sub-Advisor reasonably deems appropriate, necessary or advisable to carry out its duties pursuant to this Agreement.

(b)           Notwithstanding the foregoing, any Investment that does not fit within the Investment Guidelines will require the prior approval of the Board or any duly authorized committee of the Board, as the case may be. Except as otherwise set forth herein, in the Investment Guidelines or in the Charter, any Investment that fits within the Investment Guidelines may be made by the Sub-Advisor on the Company’s behalf without the prior approval of the Board or any duly authorized committee of the Board.

(c)           The Sub-Advisor acknowledges that, pursuant to the Advisory Agreement, the Board will review the Investment Guidelines with sufficient frequency and at least annually and may, at any time upon the giving of notice to the Advisor and the Sub-Advisor, amend the Investment Guidelines; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and the Sub-Advisor or such later date as is specified by the Board and included in the notice provided to the Advisor and the Sub-Advisor and such modification or revocation shall not be applicable to investment transactions to which the Advisor and/or the Sub-Advisor has committed the Company prior to the date of receipt by the Advisor and the Sub-Advisor of such notification, or if later, the effective date of such modification or revocation specified by the Board.

(d)           The Sub-Advisor may retain, in accordance with Section 3(a), for and on behalf, and at the sole cost and expense, of the Company, such services as the Sub-Advisor deems necessary or advisable in connection with the Services (as defined below). In performing its duties under Section 3, the Sub-Advisor shall be entitled to rely reasonably on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) hired by the Sub-Advisor at the Company’s sole cost and expense.

(e)           The Sub-Advisor shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

5.             ACCEPTANCE OF APPOINTMENT. The Sub-Advisor hereby agrees during the term hereof to render the services described herein for the compensation provided herein, subject to the limitations contained herein. The Sub-Advisor shall carry out its responsibilities under this Agreement in compliance with: (i) the Company’s investment objectives, policies and restrictions as set forth in the Offering Memorandum, including the Investment Guidelines; (ii) such policies, directives, regulatory restrictions and compliance policies as the Advisor may from time to time establish or issue and communicate to the Sub-Advisor in writing; and (iii) applicable law and related regulations. The Advisor shall notify the Sub-Advisor in writing of changes to (i), (ii) or (iii) above promptly after it becomes aware of such changes.

6.             RECORDS; ACCESS

(a)           The Sub-Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Advisor, auditors and authorized agents of the Advisor, from time to time following reasonable written request during normal business hours.

(b)           The Sub-Advisor shall (i) at all reasonable times have access to the books and records of the Company to the extent necessary or appropriate to performing the services hereunder; and (ii) at all reasonable times have access to the books and records of the Company, and shall be permitted to retain copies thereof.

7.             LIMITATIONS ON ACTIVITIES. The Sub-Advisor shall refrain from any action that, in its sole judgment made in good faith, (i) is not in compliance with the Investment Guidelines, (ii) would adversely and materially affect the qualification of the Company as a REIT under the Code or the Company’s status as an entity excluded from the definition of an investment company under the Investment Company Act (unless and until such time as the Board notifies the Advisor (and the Advisor notifies the Sub-Advisor) that it has determined that it is no longer in the best interest of the Company to continue to satisfy the requirements for exemption from registration under the Investment Company Act), or (iii) would materially violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or of any exchange on which the securities of the Company may be listed or that would otherwise not be permitted by the Charter or Bylaws. If the Sub-Advisor is ordered to take any action by the Board or the Advisor, the Sub-Advisor shall seek to notify the Board or the Advisor, as applicable if it is the Sub-Advisor’s reasonable judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or the Charter, Bylaws or Operating Agreement. Notwithstanding the foregoing, neither the Sub-Advisor nor any of its Affiliates shall be liable to the Advisor, the Company, the Board, or the Stockholders for any act or omission by the Sub-Advisor or any of its Affiliates, except as provided in Section 19 of this Agreement.

8.             OTHER ACTIVITIES OF THE SUB-ADVISOR

(a)           Nothing in this Agreement shall (i) prevent the Sub-Advisor or any of its Affiliates, officers, directors, employees or personnel, from engaging in other businesses or from rendering services of any kind to any other Person, including, without limitation, investing in, or rendering advisory services to others investing in, any type of business (including, without limitation, investments that meet the principal investment objectives of the Company), whether or not the investment objectives or policies of any such other Person or entity are similar to those of the Company, including, without limitation, the sponsoring, closing and/or managing of any Other Balbec Accounts, or (ii) in any way bind or restrict the Sub-Advisor or any of its Affiliates, officers, directors, employees or personnel from buying, selling or trading any securities or investments for their own accounts or for the account of others for whom the Sub-Advisor or any of its Affiliates, officers, directors, employees or personnel may be acting, or (iii) prevent the Sub-Advisor or any of its Affiliates, officers, directors, employees or personnel from receiving fees or other compensation or profits (whether in cash or in-kind) from such activities described in this Section 8(a) which shall be for the sole benefit of the Sub-Advisor (and/or its Affiliates, officers, directors, employees or personnel), subject to any agreements with the Sub-Advisor, including the Exclusivity Agreement by and between the respective parent companies of the Advisor and Sub-Advisor, dated as of February 3, 2025 (the “Exclusivity Agreement”). While information and recommendations supplied to the Advisor or the Company shall, in the Sub-Advisor’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Company, such information and recommendations may be different in certain material respects from the information and recommendations supplied by the Sub-Advisor or any Affiliate of the Sub-Advisor to others (including, for greater certainty, the Other Balbec Accounts and their investors, as described more fully in Section 8(b)).

(b)           Each of the Sub-Advisor and the Advisor acknowledges and agrees that, notwithstanding anything to the contrary contained herein, (i) Affiliates of the Sub-Advisor sponsor, advise and/or manage Other Balbec Accounts and may in the future sponsor, advise and/or manage additional Other Balbec Accounts, subject to any agreements with the Advisor, including the Exclusivity Agreement and (ii) in accordance with Balbec’s prevailing policies and procedures, there may be circumstances where investments that are consistent with the Company’s Investment Guidelines may be shared with or allocated to one or more Other Balbec Accounts (in lieu of the Company) in accordance with Balbec’s prevailing policies and procedures on a basis that the Sub-Advisor and its Affiliates determine to be fair and equitable.

(c)           In connection with the services of the Sub-Advisor hereunder, the Advisor and the Company acknowledge and/or agree that (i) as part of Balbec’s regular businesses, personnel of the Sub-Advisor and its Affiliates may from time-to-time work on other projects and matters (including with respect to one or more Other Balbec Accounts), and that conflicts may arise with respect to the allocation of personnel between the Company and one or more Other Balbec Accounts and/or the Sub-Advisor and such other Affiliates, (ii) Other Balbec Accounts may invest, from time to time, in investments in which the Company also invests (including at a different level of an issuer’s capital structure (e.g., an investment by an Other Balbec Account in a debt or mezzanine interest with respect to the same portfolio entity in which the Company owns an equity interest or vice versa) or in a different tranche of equity or debt with respect to an issuer in which the Company has an interest) and while Balbec will seek to resolve any such conflicts in a fair and equitable manner in accordance with their prevailing policies and procedures with respect to conflicts resolution among Other Balbec Accounts generally, such transactions are not required to be presented to the Advisor or the Board or any committee thereof for approval (unless otherwise required by the Investment Guidelines), and there can be no assurance that any conflicts will be resolved in the Company’s favor, (iii) the Company may from time to time pay fees, including but not limited to the Master Servicing Fee, fees for legal and tax services, and fees and expenses relating to the purchase of rights to receive cash streams in connection with portfolios of mortgage servicing rights, to the Sub-Advisor and its Affiliates, including portfolio entities of Other Balbec Accounts, for providing various services described in the Offering Memorandum (collectively, “Services”), which fees will be in addition to the compensation paid to the Sub-Advisor pursuant to Section 9 hereof, (iv) the Advisor and its Affiliates may from time to time receive fees from portfolio entities or other issuers for providing Services, including with respect to Other Balbec Accounts and related portfolio entities, and while such fees will give rise to conflicts of interest the Company will not receive the benefit of any such fees, and (v) the terms and conditions of the governing agreements of such Other Balbec Accounts (including with respect to the economic, reporting, and other rights afforded to investors in such Other Balbec Accounts) are materially different from the terms and conditions applicable to the Company and the Stockholders, and neither the Company nor the Stockholders (in such capacity) shall have the right to receive the benefit of any such different terms applicable to investors in such Other Balbec Accounts as a result of an investment in the Company or otherwise. The Sub-Advisor shall keep the Advisor reasonably informed on a periodic basis in connection with the foregoing.

(d)          The Sub-Advisor is not permitted to consummate on the Company’s behalf any transaction that involves (i) the sale of any investment to or (ii) the acquisition of any investment from CNL, Balbec, any Other Balbec Account, any Other CNL Account, or any of their Affiliates, Directors or any of their Affiliates, unless such transaction is approved by a majority of the Directors not otherwise interested in such transaction as being fair and reasonable to the Company. In addition, the Company may enter into Joint Ventures with Other Balbec Accounts and Other CNL Accounts, or with CNL or Balbec, the Advisor, the Sub-Advisor, one or more Directors, or any of their respective Affiliates, only if a majority of the Directors not otherwise interested in the transaction approve the transaction as being fair and reasonable to the Company and on substantially the same, or more favorable, terms and conditions as those received by other Affiliate joint venture partners. Notwithstanding the forgoing, with respect to the approval required under this Section 8(d) to consummate on the Company’s behalf transactions to purchase rights to receive cash streams in connection with portfolios of mortgage servicing rights from Bungalow Funding, LLC, an affiliate of the Sub-Advisor and a licensed mortgage servicer, subject to applicable law and the Company’s Governance Documents, the Board may elect to approve the general terms and structure of arrangements for mortgage servicing rights transactions with Bungalow Funding, LLC as being fair and reasonable to the Company which will apply to a series of such transactions made on substantially the same material terms, provided that the Board shall also reserve the right to revoke such general approval in its sole and absolute discretion. The Sub-Advisor will seek to resolve any conflicts of interest in a manner that is fair and equitable in accordance with its prevailing policies and procedures with respect to conflicts resolution among Other Balbec Accounts generally, but only those transactions set forth in this Section 8(d) will be expressly required to be presented for approval to Directors or any committee thereof (unless otherwise required by the Charter or the Investment Guidelines).

(e)           The Sub-Advisor, for so long as it serves as the Sub-Advisor of the Company, shall devote an amount of its business time and attention to the affairs of the Company as it reasonably determines is consistent with the Company achieving its investment objectives.

(f)            Managers, partners, officers, employees, personnel and agents of the Sub-Advisor or Affiliates of the Sub-Advisor may serve as directors, officers, employees, partners, personnel, agents, nominees or signatories for the Company, to the extent permitted by the Charter and Bylaws, or by any resolutions duly adopted by the Board pursuant to the Charter and Bylaws. When executing documents or otherwise acting in such capacities for the Company, such persons shall use their respective titles in the Company.

9.             COMPENSATION.

(a)           With respect to any fees (including, without limitation, the Management Fee and the Total Return Incentive Fee) earned pursuant to the Advisory Agreement, the Sub-Advisor shall be entitled to receive from the Company, 50% of any and all such amounts earned pursuant to Section 10 of the Advisory Agreement subject to any reduction or deferral of any such fees pursuant to the terms of any Expense Support and Conditional Reimbursement Agreement currently effective among the parties hereto (the “Expense Support Agreement”). The Management Fee shall be paid monthly in arrears by the Company, or as otherwise provided for in this Section 9 or Section 18 hereof, at the same time fees are paid to the Advisor pursuant to the Advisory Agreement, but not later than monthly in arrears.

(b)           Neither the Advisor nor the Sub-Advisor shall retain Origination Fees, which, for the avoidance of doubt, shall be retained by the Company; provided, that, it is understood that the PRPA or its Affiliate will be paid and may retain the Master Servicing Fee. Such Master Servicing Fee shall be paid by the Company or at the Investment level directly to PRPA or its Affiliate, and will not reduce or offset the Management Fee or Total Return Incentive Fee payable by the Company to the Advisor or the Sub-Advisor. The Sub-Advisor shall, on an annual basis, report to the Advisor or the Company the aggregate amount of the Master Servicing Fee for the applicable calendar year, subject to the oversight of the Board.

10.           EXPENSES. Except as provided below in this Section 10 and any reduction or deferral of such amounts required to be reimbursed pursuant to the Expense Support Agreement, the Sub-Advisor assumes no obligation with respect to, and shall not be responsible for, the expenses of the Company, including the expenses set forth in Section 11(b) of the Advisory Agreement, or the expenses of the Advisor in fulfilling the Sub-Advisor’s obligations hereunder. During the term of this Agreement, the Sub-Advisor shall pay all expenses incurred by it in connection with the activities it undertakes to meet its obligations hereunder. The Sub-Advisor shall, at its sole expense, employ or associate itself with such Persons as it reasonably believes to be capable of assisting it in the execution of its duties under this Agreement, including without limitation, Persons employed or otherwise retained by the Sub-Advisor or made available to the Sub-Advisor by its members or Affiliates. For the avoidance of doubt, this Section 10 shall not require Sub-Advisor to pay any expenses relating to services provided by its Affiliates to the Company or its Investments under separate agreements. The Advisor shall cause the Sub-Advisor to be reimbursed by the Company or the Advisor, as appropriate, for expenses reasonably incurred by the Sub-Advisor at the request of or on behalf of the Company or the Advisor, to the same extent as such expenses would be reimbursable to the Advisor pursuant to Section 11 of the Advisory Agreement had such expenses been incurred by the Advisor. Notwithstanding anything to the contrary in this Section 10, the Company’s reimbursement of Organization and Offering Expenses of the Advisor and Sub-Advisor and their respective Affiliates will be limited to 1.5% of the cumulative gross offering proceeds from the Company’s offerings (“Offering Proceeds”). The Sub-Advisor acknowledges and agrees that, jointly and equally with the Advisor, it shall be responsible for the payment of the Organizational and Offering Expenses without recourse against or reimbursement by the Company unless and until, over time, the total Organizational and Offering Expenses paid to the Advisor and Sub-Advisor and their respective Affiliates do not exceed 1.5% of the Offering Proceeds.

11.           RELATIONSHIP OF SUB-ADVISOR, ADVISOR, AND THE COMPANY. The Advisor and the Sub-Advisor are not partners or joint venturers with each other nor with the Company, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on any of them.

12.           INTELLECTUAL PROPERTY RIGHTS; BRAND USAGE.

(a)           Except as expressly set forth in this Section 12, the Sub-Advisor shall not have any right, title and interest in and to, and has not been granted any license to use, any intellectual property of the Advisor or the Company, and the Advisor shall not have any right, title and interest in and to, and has not been granted any license to use, any intellectual property of the Sub-Advisor.

(b)           The Sub-Advisor conducts its business under, owns all rights to, and has proprietary interests in the name “Balbec,” and/or “Balbec Capital” as well as under any associated trademarks, trade names, service marks, and other intellectual property (collectively, the “Balbec Brand”). Each of the Company and the Advisor acknowledge and agree that the Balbec Brand, and all goodwill in the foregoing, are and shall be the exclusive and valuable intellectual property of the Sub-Advisor, and any and all goodwill in the Balbec Brand arising from the Advisor’s or Company’s use shall inure solely to the benefit of the Sub-Advisor. In connection with the Company’s (a) public filings; (b) requests for information from state and federal regulators; (c) offering materials and advertising materials; and (d) press releases, the Company may state in such materials that Sub-Advisor services are being provided to the Company under the terms of this Agreement. During the term of this Agreement, the Sub-Advisor hereby grants a non-exclusive, non-transferable, and non-sublicensable license to the Advisor and the Company to use the Balbec Brand solely as permitted in the foregoing sentence. Without limiting the foregoing, this license shall have no effect on the Company’s ownership rights of the works within which the Balbec Brand shall be used. Upon the termination of this Agreement, the Company and the Advisor, as applicable, will, promptly after receipt of written request from the Sub-Advisor, cease using the name “Balbec,” any diminutive thereof, or any word substantially similar thereto.

(c)           The Company and the Advisor conduct business under, and the Advisor owns all rights to, and has proprietary interests in the name “CNL” as well as under any associated trademarks, trade names and service marks and other intellectual property (collectively, the “CNL Brand”). The Sub-Advisor acknowledges and agrees that the CNL Brand, and all goodwill in the foregoing, are and shall be the exclusive and valuable intellectual property of the Advisor, and any and all goodwill in the CNL Brand arising from the Company’s use shall inure solely to the benefit of the Advisor. In connection with the provision by Sub-Advisor of the services hereunder, in (a) public filings; (b) requests for information from state and federal regulators; (c) offering materials and advertising materials; and (d) press releases, Sub-Advisor may make reference to the Advisor and/or the Company. The Advisor hereby grants to the Sub-Advisor a non-exclusive, non-transferable, and non-sublicensable license to the Sub-Advisor to use the CNL Brand solely as permitted in the foregoing sentence.

(d)           Any combined marketing that includes the use of the Balbec Brand and/or the CNL Brand shall, as an illustration, be under a name such as “CNL Strategic Residential Credit, Inc., Inc., Sub-Advised by Balbec.” In no event may the Company, the Advisor or the Sub-Advisor use or seek to register the respective brands as a single combination or conjoined trademark. At all times, each of the Company, the Advisor and the Sub-Advisor shall have the right to require a Party (each, a “Licensee”) to produce copies of all materials generated by such Licensee in which the requesting Party’s brand was used, and to immediately cease any use of its brand that is not in accordance with the license granted in this Section 12.

(e)           The Company and the Advisor acknowledge and agree that nothing herein limits, and the Sub-Advisor has and shall have all rights to, during the term of this Agreement and thereafter, use and reference all performance data (including but not limited to, rates of return) of the Company and its investments generated in connection with services provided by the Sub-Advisor under this Agreement and the name of the Company in marketing materials and other similar documentation distributed, and proposals made, for the solicitation of business by or on behalf of the Sub-Advisor and/or as otherwise necessary to satisfy the Sub-Advisor’s disclosure obligations under applicable law.

13.           NO THIRD PARTY BENEFICIARIES. Except for the Company, which is the intended beneficiary of this Agreement, the parties to this Agreement do not intend any person or entity not a party of this Agreement to be a beneficiary of any provision of this Agreement, and no provision of this Agreement shall be interpreted or construed as being for the benefit of any third party, and no third party shall by virtue of any provision contained herein be entitled to rely hereon or have a claim under this Agreement or with respect to the services provided pursuant to this Agreement.

14.           TERM OF AGREEMENT. This Agreement shall become effective upon the effectiveness of the Advisory Agreement. Thereafter, the parties agree that this Agreement shall automatically be extended concurrently with the Advisory Agreement and upon approval of the Board.

15.           TERMINATION. This Agreement may be terminated immediately (i) at the option of the Sub-Advisor upon a Change of Control of the Company; (ii) by the Advisor for Cause on sixty (60) days’ written notice (iii) by the Sub-Advisor for a material breach of this Agreement by the Advisor which remains uncured after fifteen (15) days’ written notice or upon the bankruptcy of the Advisor; (iv) upon sixty (60) days’ written notice by the Sub-Advisor; or (v) at the option of the Sub-Advisor upon the termination of the Advisory Agreement. The provisions of this Section 15 and Sections 6, 12, 17(c), 18 through 21, and 22(e) survive termination of this Agreement.

16.           ASSIGNMENT. This Agreement may not be assigned, within the meaning of the Investment Advisers Act, by the Sub-Advisor without the prior written consent of the Company. The Sub-Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of, but with prior written notice to, the Advisor. This Agreement may not be assigned by the Advisor, within the meaning of the Investment Advisers Act, without the prior written consent of the Sub-Advisor. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

17.           REPRESENTATIONS AND WARRANTIES

(a)           The Advisor hereby represents and warrants to the Sub-Advisor as follows:

(i)          There is no action, suit, proceeding, investigation or arbitration, either at law or in equity, of or before any court or tribunal of any jurisdiction or any governmental authority of any jurisdiction pending or, to the knowledge of the Advisor, threatened or proposed in any manner against the Advisor, or, to the knowledge of the Advisor, any circumstances which could or should reasonably form the basis of any such action, suit, proceeding, investigation or arbitration.

(ii)         The Advisor is duly formed, validly existing and in good standing under the laws of the State of Delaware, has the limited liability company power to own its assets and to transact the business in which it is now engaged and is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Advisor.

(iii)        The Advisor has the limited liability company power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary limited liability company action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, members or creditors of the Advisor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Advisor in connection with this Agreement or the execution, delivery or performance of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized agent of the Advisor and, when executed and delivered by the parties hereto, this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the valid and binding obligation of the Advisor, enforceable against the Advisor, in accordance with its terms.

(iv)       The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law binding on the Advisor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Advisor, or the governing instruments of, or any securities issued by, the Advisor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Advisor is a party or by which the Advisor or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Advisor, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(b)           The Sub-Advisor hereby represents and warrants to the Advisor as follows:

(i)         There is no action, suit, proceeding, investigation or arbitration, either at law or in equity, of or before any court or tribunal of any jurisdiction or any governmental authority of any jurisdiction pending or, to the knowledge of the Sub-Advisor, threatened or proposed in any manner against the Sub-Advisor, or, to the knowledge of the Sub-Advisor, any circumstances which could or should reasonably form the basis of any such action, suit, proceeding, investigation or arbitration.

(ii)         The Sub-Advisor is duly formed, validly existing and in good standing under the laws of the State of Delaware, has the limited liability company power to own its assets and to transact the business in which it is now engaged and is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Sub-Advisor.

(iii)        The Sub-Advisor has the limited liability company power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, members or creditors of the Sub-Advisor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Sub-Advisor in connection with this Agreement or the execution, delivery or performance of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized agent of the Sub-Advisor, and, when executed and delivered by the parties, this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the valid and binding obligation of the Sub-Advisor enforceable against the Sub-Advisor in accordance with its terms.

(iv)       The execution, delivery and performance of this Agreement and the documents or instruments required hereunder, will not violate any provision of any existing law binding on the Sub-Advisor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Sub-Advisor, or the governing instruments of, or any securities issued by, the Sub-Advisor or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Sub-Advisor is a party or by which the Sub-Advisor or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Sub-Advisor, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(c)           The Advisor and the Company hereby acknowledge and agree that (a) the Advisory Agreement may not be amended, modified or waived, in whole or in part, without the prior written consent of the Sub-Advisor, and (b) the Advisor and the Company may not waive defer, or otherwise alter any Management Fee or Total Return Incentive Fee due and payable to the Advisor under the Advisory Agreement without the prior written consent of the Sub-Advisor.

18.           PAYMENTS TO SUB-ADVISOR UPON TERMINATION. After the Termination Date, the Sub-Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Advisor within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Sub-Advisor prior to termination of this Agreement.

19.           INDEMNIFICATION BY THE ADVISOR AND THE COMPANY.

(a)           The Advisor and the Company shall indemnify and hold harmless the Sub-Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the fullest extent possible without such indemnification being inconsistent with the laws of the State of Maryland or the Charter. Notwithstanding the preceding sentence of this paragraph to the contrary, nothing contained herein shall protect or be deemed to protect the Sub-Advisor and its Affiliates against or entitle or be deemed to entitle the Sub-Advisor and its Affiliates to indemnification in respect of, any liability to the Advisor and the Company to which the Sub-Advisor and its Affiliates would otherwise be subject by reason of bad faith, fraud, wilful misconduct, negligence or reckless disregard of duties under this Agreement in the performance of the Sub-Advisor’s duties and obligations under this Agreement.

(b)           Notwithstanding anything herein to the contrary, Section 19(a) shall not be construed so as to provide for the indemnification or exculpation of the Sub-Advisor or its Affiliates for any liability (including liability under U.S. federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), claims, damages, or losses to the extent (but only to the extent) that such liability, claims, damages, or losses may not be waived, modified, or limited under applicable law, but shall be construed so as to effectuate the provisions of Section 19(a) to the fullest extent permitted by law. For the avoidance of doubt, notwithstanding anything herein to the contrary, no provision of this Agreement should be interpreted as a waiver of any Investment Advisers Act fiduciary duty owed by the Sub-Advisor to the Company.

20.           INDEMNIFICATION BY SUB-ADVISOR. The Sub-Advisor shall indemnify and hold harmless the Advisor and the Company from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that (i) such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and (ii) are incurred by reason of the Sub-Advisor’s bad faith, fraud, wilful misconduct, gross negligence or reckless disregard of its duties under this Agreement; provided, however, that the Sub-Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Sub-Advisor.

21.           NON-SOLICITATION. During the term of this Agreement and for a period of one (1) year following the Termination Date, the Company shall not, directly or indirectly on behalf of itself or any other Person or entity: (a) solicit the employment of or employ any partners, directors, officers and/or employees (each, a “Restricted Person”) of the Sub-Advisor or any of its Affiliates (collectively, “Sub-Advisor Persons”) or any person or entity who was a Restricted Person of a Sub-Advisor Person during the one-year period preceding such proposed solicitation or employment, or (b) induce, persuade or attempt to induce or persuade the discontinuation of, or in any way interfere or attempt to interfere with, the relationship between a Sub-Advisor Person and any Restricted Person of such Sub-Advisor Person or any person or entity who was a Restricted Person of such Sub-Advisor Person during the one-year period preceding such proposed inducement, persuasion or interference or attempted inducement, persuasion or interference. The parties intend that any provision of this Section 21 held invalid, illegal or unenforceable only in part or degree because of the duration or geographic scope thereof shall remain in full force to the extent not held invalid, illegal or unenforceable.

22.           MISCELLANEOUS.

(a)           Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing shall be given by being delivered by hand, by courier or overnight carrier, by registered or certified mail, by electronic mail or posted on a password protected website maintained by the Advisor and for which the Company has received access instructions by electronic mail, when posted, using the contact information set forth herein:

The Company:	CNL Strategic Residential Credit, Inc.
CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801 Attention: Chirag Bhavsar Email: Chirag.Bhavsar@CNL.com

The Advisor:	CNL Residential Credit Manager, LLC
CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801 Attention: Tammy J. Tipton Email: Tammy.Tipton@CNL.com

The Sub-Advisor:	Balbec Capital Management, L.P.
7114 E Stetson Dr, Suite 250 Scottsdale, Arizona 85251 Attention: Jacob Armour email: jarmour@balbec.com

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 22(a).

(a)

(b)           Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

(c)           Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(d)           Governing Law; Exclusive Jurisdiction; Jury Trial. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in Borough of Manhattan, New York for purposes of any suit, action or other proceeding arising from this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(e)           Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

(f)            Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(g)           Gender; Number. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

(h)           Headings. The titles and headings of Sections and Subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

(i)            Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. For the avoidance of doubt, a Person’s execution and delivery of this Agreement by electronic signature and electronic transmission, including via Docusign or other similar method, shall constitute the execution and delivery of a counterpart of this Agreement by or on behalf of such Person and shall bind such Person to the terms of this Agreement.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

CNL Residential Credit Manager, LLC

By:	/s/ Tammy Tipton
Name: Tammy J. Tipton
Title: Chief Financial Officer

Balbec Capital Management, L.P.

By:	/s/ Jeff Padden
	Name:	Jeff Padden
	Title:	Manager

Agreed and acknowledged for the purpose of its rights and obligations under Sections 4, 9, 12, 18 and 19 only:

CNL Strategic Residential Credit, Inc.

By:	/s/ Chirag J. Bhavsar
Name: Chirag J. Bhavsar
Title: Chief Executive Officer